CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 for Hardwood Doors and Milling Specialities, Inc., of our report dated July 12, 2000, relating to the December 31, 1999 financial statements of Hardwood Doors and Milling Specialities, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".



/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
October 13, 2000

                            E-33
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